EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THIRD QUARTER ENDED SEPTEMBER 30, 2019

•	Third quarter net income was $19.8 million and earnings per diluted common share were $0.58

•	Linked quarter loans increased $39.8 million, or 1.1%, to $3.50 billion from $3.46 billion

•	Third quarter annualized return on average shareholders’ equity of 9.78% and return on average tangible common equity of 13.96% (1)

•	Third quarter annualized return on average assets of 1.23%

•	Linked quarter nonperforming assets as a percent of total assets decreased from 0.46% to 0.45%

Tyler, Texas, (October 25, 2019) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the quarter ended September 30, 2019. Southside reported net income of $19.8 million for the three months ended September 30, 2019, a decrease of $0.5 million, or 2.5%, compared to $20.3 million for the same period in 2018. Earnings per diluted common share of $0.58 for the three months ended September 30, 2019 remained unchanged when compared to the same period in 2018. The annualized return on average shareholders’ equity for the three months ended September 30, 2019 was 9.78%, compared to 10.61% for the same period in 2018.  The annualized return on average assets was 1.23% for the three months ended September 30, 2019, compared to 1.30% for the same period in 2018.

“I am extremely pleased to report that Southside had an excellent third quarter highlighted by a linked quarter increase in loans of $39.8 million, a 6.4% increase in linked quarter net income and a 5.5% increase in linked quarter diluted earnings per share of $0.03 per share,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “The loan growth in the third quarter was partially offset by several large prepayments.”

“The increase in our linked quarter net income during the third quarter was largely due to a decrease in provision for loan losses of $1.5 million from the prior quarter. Our net interest margin decreased on a linked quarter basis from 3.17% for the second quarter to 3.03% for the third quarter. Most of the growth in average loans and securities was funded by higher cost FHLB advances. In addition, prepayments on mortgage backed securities increased, resulting in an increase in amortization expense.”

“Economic conditions in our East Texas markets remain solid while economic conditions in our DFW and Austin markets continue to be strong. During the third quarter, we received regulatory approval to open our retail in-store branch in Kingwood, Texas. We look forward to opening this branch during the fourth quarter in this high growth market.”

“On September 5, 2019, the Company’s Board of Directors approved a Stock Repurchase Plan, authorizing the repurchase, from time to time, of up to 1 million shares of the Company’s outstanding common stock. During the third quarter we did not purchase any shares of our common stock. During the fourth quarter through October 23rd, we have purchased 25,615 shares at an average price of $33.47.”

Operating Results for the Three Months Ended September 30, 2019
Net income was $19.8 million for the three months ended September 30, 2019 compared with $20.3 million for the same period in 2018, a decrease of $0.5 million, or 2.5%. Earnings per diluted common share of $0.58 for the three months ended September 30, 2019 remained unchanged when compared to the same period in 2018. The decrease in net income was largely driven by the increase in income tax expense, partially offset by an increase in noninterest income. Annualized returns on average assets and average shareholders’ equity for the three months ended September 30, 2019 were 1.23% and 9.78%, respectively.  Our efficiency ratio (FTE) was 50.53% (1) for the three months ended September 30, 2019, an improvement from 51.44% for the three months ended June 30, 2019.
Net interest income for each of the three months ended September 30, 2019 and 2018 was $42.4 million. Linked quarter, net interest income decreased $0.8 million, or 1.8%, compared with $43.1 million during the three months ended June 30, 2019. The

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decrease in net interest income for the linked quarter was due to the increase in interest expense on our interest bearing liabilities, a result of an increase in average interest bearing liabilities during the three months ended September 30, 2019.
Our tax equivalent net interest margin was 3.03% for the three months ended September 30, 2019 compared with 3.14% for the same period in 2018. The decrease was due to a 24 basis point increase in the average cost on interest bearing liabilities which more than offset the 10 basis point increase in the yield on interest earning assets. Our tax equivalent net interest margin decreased 14 basis points compared to 3.17% for the three months ended June 30, 2019. This decrease was due to a decrease in average yield on interest earning assets of 14 basis points and the increase in average interest bearing liabilities.
Noninterest income was $11.1 million for the three months ended September 30, 2019, an increase of 10.9%, compared with $10.0 million for the same period in 2018. The increase was primarily due to an increase in net gain on sale of securities and deposit services income. On a linked quarter basis, noninterest income decreased $0.1 million, or 1.3%, primarily due to the decrease in net gain on sale of securities.
Noninterest expense was $29.0 million for each of the three months ended September 30, 2019 and 2018. On a linked quarter basis, noninterest expense decreased $0.7 million, or 2.3%, compared to the three months ended June 30, 2019, primarily due to decreases in other noninterest expense and FDIC insurance, partially offset by an increase in salaries and employee benefits.
Income tax expense increased $1.5 million for the three months ended September 30, 2019 compared to the same period in 2018. On a linked quarter basis, income tax expense increased $0.1 million. Our effective tax rate (“ETR”) increased to 15.6% for the three months ended September 30, 2019 compared to 9.7% for the three months ended September 30, 2018 and decreased compared to 16.1% for the three months ended June 30, 2019. The higher ETR for the three months ended September 30, 2019, as compared to the same period in 2018, was primarily due to a discrete tax benefit of approximately $800,000 recorded in 2018 associated with the remeasurement of our net deferred tax asset and a decrease in tax-exempt income as a percentage of pre-tax income for the three months ended September 30, 2019.
Operating Results for the Nine Months Ended September 30, 2019
Net income was $57.2 million for the nine months ended September 30, 2019 compared with $56.8 million for the same period in 2018, an increase of $0.5 million, or 0.8%. Net income per diluted common share was $1.69 for the nine months ended September 30, 2019 compared with $1.61 for the same period in 2018, an increase of 5.0%. The increase in net income was largely driven by increases in interest income and noninterest income, as well as the decrease in provision for loan losses and noninterest expense, partially offset by an increase in interest expense and income tax expense. Annualized returns on average assets and average shareholders’ equity for the nine months ended September 30, 2019 were 1.21% and 9.93%, respectively.  Our efficiency ratio (FTE) was 51.85% (1) for the nine months ended September 30, 2019.
Net interest income for the nine months ended September 30, 2019 was $126.6 million compared to $129.7 million during the same period in 2018, a decrease of $3.0 million, or 2.3%. The decrease in net interest income was due to an increase in interest expense, a result of the higher funding costs of our interest bearing liabilities. The increase in interest expense was partially offset by the increase in interest income on our interest earning assets, a result of higher rates and a shift in the mix of earning assets.
Our tax equivalent net interest margin was 3.09% for the nine months ended September 30, 2019 compared with 3.17% for the same period in 2018. The decrease was primarily due to the higher rates paid on interest bearing liabilities.
Noninterest income was $31.9 million for the nine months ended September 30, 2019, an increase of 4.1%, compared with $30.6 million for the same period in 2018. The increase was primarily due to an increase in net gain on sale of securities and deposit services income, partially offset by decreases in trust fees, bank owned life insurance, other noninterest income and gain on sale of loans.
Noninterest expense was $88.4 million for the nine months ended September 30, 2019 compared with $89.9 million for the same period in 2018, a decrease of $1.6 million, or 1.7%. The decrease was primarily due to a decrease in acquisition expense, amortization of intangibles and FDIC insurance, partially offset by increases in salaries and employee benefits, professional fees and software and data processing expense.
Income tax expense increased $2.7 million for the nine months ended September 30, 2019 compared to the same period in 2018. Our ETR was approximately 15.3% and 11.9% for the nine months ended September 30, 2019 and 2018, respectively. The higher ETR for the nine months ended September 30, 2019, as compared to the same period in 2018, was primarily due to a discrete tax benefit of approximately $800,000 recorded in 2018 associated with the remeasurement of our net deferred tax asset and a decrease in tax-exempt income as a percentage of pre-tax income for the nine months ended September 30, 2019.
Balance Sheet Data
At September 30, 2019, we had $6.54 billion in total assets compared with $6.12 billion at December 31, 2018 and $6.37 billion at June 30, 2019.

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Loans at September 30, 2019 were $3.50 billion, an increase of $187.1 million, or 5.6%, compared with $3.31 billion at December 31, 2018. Linked quarter loans increased $39.8 million, or 1.1%, from $3.46 billion at June 30, 2019. The linked quarter net increase in our loans consisted of increases of $41.5 million of construction loans, $10.6 million of 1-4 family residential loans, $9.9 million of municipal loans and $0.2 million of loans to individuals, partially offset by decreases of $14.9 million of commercial real estate loans and $7.4 million of commercial loans.
Securities at September 30, 2019 were $2.38 billion, an increase of $229.0 million, or 10.6%, compared with $2.15 billion at December 31, 2018. Linked quarter securities increased $145.5 million, or 6.5%, from $2.24 billion at June 30, 2019.
Deposits at September 30, 2019 were $4.49 billion, an increase of $65.7 million, or 1.5%, compared with $4.43 billion at December 31, 2018. Linked quarter deposits increased $11.5 million, or 0.3%, from $4.48 billion at June 30, 2019 primarily due to an increase in brokered deposits, partially offset by decreases in public fund deposits.
Asset Quality
Nonperforming assets at September 30, 2019 were $29.7 million, or 0.45% of total assets, a decrease of $13.2 million, or 30.7%, compared to $42.9 million, or 0.70% of total assets, at December 31, 2018, and an increase of $0.4 million, or 1.3%, from $29.4 million, or 0.46% of total assets, at June 30, 2019. During the three months ended September 30, 2019, our nonaccrual loans increased $0.8 million, or 4.7%.
The allowance for loan losses decreased to $25.1 million, or 0.72% of total loans at September 30, 2019 compared to $27.0 million, or 0.82% of total loans at December 31, 2018 due to a partial reversal of provision after $1.2 million in charge-offs associated with three large nonaccrual commercial real estate loans sold during the first quarter of 2019. The allowance for loan losses at June 30, 2019 was $24.7 million, or 0.71% of total loans.
For each of the three months ended September 30, 2019 and 2018, we recorded provision for loan losses of $1.0 million compared with $2.5 million for the three months ended June 30, 2019. The provision for loan losses for the nine months ended September 30, 2019 was $2.6 million compared with $6.0 million for the nine months ended September 30, 2018.
Net charge-offs were $0.6 million for the three months ended September 30, 2019 compared with a net recovery of $45,000 for the three months ended September 30, 2018 and $2.0 million net charge-offs for the three months ended June 30, 2019. Net charge-offs were $4.5 million for the nine months ended September 30, 2019 compared with $0.7 million for the nine months ended September 30, 2018.
Dividend
Southside Bancshares, Inc. declared a third quarter cash dividend of $0.31 per share on August 8, 2019, which was paid on September 5, 2019, to all shareholders of record as of August 22, 2019.

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(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

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Conference Call
Southside's management team will host a conference call to discuss its third quarter ended September 30, 2019 financial results on Friday, October 25, 2019 at 9:00 a.m. CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 6568586 or by identifying “Southside Bancshares, Inc., Third Quarter 2019 Earnings Call.”  To listen to the call via webcast, register at http://investors.southside.com.
For those unable to listen to the conference call live, a recording will be available from approximately 12:00 p.m. CDT October 25, 2019 through November 6, 2019 by accessing the company website, http://investors.southside.com.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) Net interest margin (FTE), (iii) Net interest spread (FTE), and (iv) Efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% for the nine months ended September 30, 2019 and 2018 to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), Net interest margin (FTE) and Net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $6.54 billion in assets as of September 30, 2019, that owns 100% of Southside Bank.  Southside Bank currently has 59 branches in Texas and operates a network of 81 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Lindsey Bibby at (903) 630-7965, or lindsey.bibby@southside.com.

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Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written material, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, successful integration of completed acquisitions and certain market risk disclosures, including the impact of interest rates, tax reform and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under “Part I - Item 1. Forward Looking Information” and "Part I - Item 1A. Risk Factors" and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2019			2018
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ASSETS
Cash and due from banks	$92,300	$77,319	$81,981	$87,375	$85,103
Interest earning deposits	22,524	54,642	184,612	23,884	70,685
Federal funds sold	—	560	3,350	9,460	18,284
Securities available for sale, at estimated fair value	2,240,381	2,088,787	1,876,255	1,989,436	1,939,277
Securities held to maturity, at carrying value	140,955	147,091	147,431	162,931	163,365
Total securities	2,381,336	2,235,878	2,023,686	2,152,367	2,102,642
Federal Home Loan Bank stock, at cost	45,039	44,718	35,269	32,583	32,291
Loans held for sale	1,000	1,812	384	601	954
Loans	3,499,917	3,460,143	3,305,110	3,312,799	3,274,524
Less: Allowance for loan losses	(25,129)	(24,705)	(24,155)	(27,019)	(26,092)
Net loans	3,474,788	3,435,438	3,280,955	3,285,780	3,248,432
Premises & equipment, net	141,683	140,105	138,290	135,972	133,939
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	14,391	15,471	16,600	17,779	19,009
Bank owned life insurance	99,916	99,294	98,704	98,160	97,611
Other assets	67,982	66,517	152,249	78,417	95,288
Total assets	$6,542,075	$6,372,870	$6,217,196	$6,123,494	$6,105,354

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,038,695	$1,028,861	$1,038,116	$994,680	$1,033,572
Interest bearing deposits	3,452,072	3,450,395	3,529,777	3,430,350	3,519,940
Total deposits	4,490,767	4,479,256	4,567,893	4,425,030	4,553,512
Other borrowings and Federal Home Loan Bank borrowings	988,577	849,821	628,498	755,875	570,242
Subordinated notes, net of unamortized debt issuance costs	98,532	98,490	98,448	98,407	98,366
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,249	60,248	60,247	60,246	60,244
Other liabilities	93,497	97,290	104,077	52,645	70,484
Total liabilities	5,731,622	5,585,105	5,459,163	5,392,203	5,352,848
Shareholders' equity	810,453	787,765	758,033	731,291	752,506
Total liabilities and shareholders' equity	$6,542,075	$6,372,870	$6,217,196	$6,123,494	$6,105,354

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2019			2018
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Income Statement:
Total interest income	$60,555	$60,672	$59,027	$58,022	$57,152
Total interest expense	18,182	17,541	17,902	15,612	14,742
Net interest income	42,373	43,131	41,125	42,410	42,410
Provision for loan losses	1,005	2,506	(918)	2,446	975
Net interest income after provision for loan losses	41,368	40,625	42,043	39,964	41,435
Noninterest income
Deposit services	6,753	6,652	5,986	6,325	6,317
Net gain (loss) on sale of securities available for sale	42	416	256	61	(741)
Gain on sale of loans	131	181	93	101	303
Trust fees	1,523	1,520	1,541	1,573	1,568
Bank owned life insurance	622	559	544	554	552
Brokerage services	555	477	517	499	532
Other	1,485	1,449	601	1,021	1,491
Total noninterest income	11,111	11,254	9,538	10,134	10,022
Noninterest expense
Salaries and employee benefits	18,388	17,891	18,046	17,823	17,628
Net occupancy	3,430	3,289	3,175	3,475	3,396
Acquisition expense	—	—	—	118	437
Advertising, travel & entertainment	593	733	847	786	648
ATM expense	232	246	180	250	251
Professional fees	1,192	1,069	1,314	1,189	824
Software and data processing	1,116	1,086	1,076	1,057	977
Communications	480	489	487	477	354
FDIC insurance	—	437	422	455	435
Amortization of intangibles	1,080	1,129	1,179	1,228	1,279
Other	2,515	3,331	2,901	3,338	2,733
Total noninterest expense	29,026	29,700	29,627	30,196	28,962
Income before income tax expense	23,453	22,179	21,954	19,902	22,495
Income tax expense	3,661	3,569	3,137	2,521	2,192
Net income	$19,792	$18,610	$18,817	$17,381	$20,303

Common Share Data:
Weighted-average basic shares outstanding	33,773	33,726	33,697	34,611	35,114
Weighted-average diluted shares outstanding	33,901	33,876	33,846	34,748	35,288
Common shares outstanding end of period	33,795	33,749	33,718	33,725	35,160
Net income per common share
Basic	$0.59	$0.55	$0.56	$0.50	$0.58
Diluted	0.58	0.55	0.56	0.50	0.58
Book value per common share	23.98	23.34	22.48	21.68	21.40
Tangible book value per common share (1)	17.60	16.92	16.02	15.19	15.14
Cash dividends paid per common share	0.31	0.31	0.30	0.32	0.30

Selected Performance Ratios:
Return on average assets	1.23%	1.20%	1.21%	1.14%	1.30%
Return on average shareholders’ equity	9.78	9.68	10.35	9.30	10.61
Return on average tangible common equity (1)	13.96	14.12	15.44	13.95	15.70
Average yield on earning assets (FTE) (1)	4.28	4.42	4.33	4.32	4.18
Average rate on interest bearing liabilities	1.60	1.61	1.62	1.46	1.36
Net interest spread (FTE) (1)	2.68	2.81	2.71	2.86	2.82
Net interest margin (FTE) (1)	3.03	3.17	3.07	3.21	3.14
Average earning assets to average interest bearing liabilities	128.33	128.99	127.70	131.07	131.12
Noninterest expense to average total assets	1.80	1.91	1.91	1.98	1.86
Efficiency ratio (FTE) (1)	50.53	51.44	53.66	52.18	48.91

(1)
Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2019			2018
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Nonperforming Assets:	$29,747	$29,363	$38,111	$42,906	$39,638
Nonaccrual loans (1)	17,148	16,376	17,691	35,770	32,526
Accruing loans past due more than 90 days (1)	—	—	7,927	—	—
Restructured loans (2)	11,683	11,918	11,490	5,930	5,699
Other real estate owned	912	1,069	978	1,206	1,413
Repossessed assets	4	—	25	—	—

Asset Quality Ratios:
Nonaccruing loans to total loans	0.49%	0.47%	0.54%	1.08%	0.99%
Allowance for loan losses to nonaccruing loans	146.54	150.86	136.54	75.54	80.22
Allowance for loan losses to nonperforming assets	84.48	84.14	63.38	62.97	65.83
Allowance for loan losses to total loans	0.72	0.71	0.73	0.82	0.80
Nonperforming assets to total assets	0.45	0.46	0.61	0.70	0.65
Net charge-offs (recoveries) to average loans	0.07	0.23	0.24	0.18	(0.01)

Capital Ratios:
Shareholders’ equity to total assets	12.39	12.36	12.19	11.94	12.33
Common equity tier 1 capital	14.19	14.02	14.38	14.77	15.90
Tier 1 risk-based capital	15.61	15.46	15.88	16.29	17.43
Total risk-based capital	18.65	18.52	19.06	19.59	20.75
Tier 1 leverage capital	10.46	10.48	10.18	10.64	11.06
Period end tangible equity to period end tangible assets (3)	9.40	9.28	9.01	8.68	9.05
Average shareholders’ equity to average total assets	12.54	12.36	11.70	12.23	12.28

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition if the timing and amount of cash flows expected to be collected from those sales can be reasonably estimated.

(2)
Includes $0.8 million, $0.8 million, $0.7 million, $3.1 million and $3.2 million in PCI loans restructured as of September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively.

(3)
Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented (in thousands):

	Three Months Ended
	2019			2018
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Real Estate Loans:
Construction	$621,040	$579,565	$603,411	$507,732	$484,254
1-4 Family Residential	792,638	782,073	786,198	794,499	791,274
Commercial	1,236,307	1,251,248	1,104,378	1,194,118	1,218,714
Commercial Loans	382,077	389,521	367,995	356,649	322,873
Municipal Loans	366,906	357,028	343,026	353,370	344,792
Loans to Individuals	100,949	100,708	100,102	106,431	112,617
Total Loans	$3,499,917	$3,460,143	$3,305,110	$3,312,799	$3,274,524

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Nine Months Ended
	September 30,
	2019	2018
Income Statement:
Total interest income	$180,254	$171,143
Total interest expense	53,625	41,489
Net interest income	126,629	129,654
Provision for loan losses	2,593	5,991
Net interest income after provision for loan losses	124,036	123,663
Noninterest income
Deposit services	19,391	18,757
Net gain (loss) on sale of securities available for sale	714	(1,900)
Gain on sale of loans	405	591
Trust fees	4,584	5,259
Bank owned life insurance	1,725	2,369
Brokerage services	1,549	1,488
Other	3,535	4,075
Total noninterest income	31,903	30,639
Noninterest expense
Salaries and employee benefits	54,325	52,820
Net occupancy	9,894	10,339
Acquisition expense	—	2,295
Advertising, travel & entertainment	2,173	2,108
ATM expense	658	840
Professional fees	3,575	2,846
Software and data processing	3,278	2,939
Communications	1,456	1,370
FDIC insurance	859	1,416
Amortization of intangibles	3,388	3,985
Other	8,747	8,945
Total noninterest expense	88,353	89,903
Income before income tax expense	67,586	64,399
Income tax expense	10,367	7,642
Net income	$57,219	$56,757

Common Share Data:
Weighted-average basic shares outstanding	33,732	35,066
Weighted-average diluted shares outstanding	33,878	35,241
Common shares outstanding end of period	33,795	35,160
Net income per common share
Basic	$1.70	$1.62
Diluted	1.69	1.61
Book value per common share	23.98	21.40
Tangible book value per common share (1)	17.60	15.14
Cash dividends paid per common share	0.92	0.88

Selected Performance Ratios:
Return on average assets	1.21%	1.21%
Return on average shareholders’ equity	9.93	10.06
Return on average tangible common equity (1)	14.47	15.05
Average yield on earning assets (FTE) (1)	4.34	4.14
Average rate on interest bearing liabilities	1.61	1.25
Net interest spread (FTE) (1)	2.73	2.89
Net interest margin (FTE) (1)	3.09	3.17
Average earning assets to average interest bearing liabilities	128.34	129.51
Noninterest expense to average total assets	1.87	1.91
Efficiency ratio (FTE) (1)	51.85	49.26

(1)
Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2019	2018
Nonperforming Assets:	$29,747	$39,638
Nonaccrual loans (1)	17,148	32,526
Accruing loans past due more than 90 days (1)	—	—
Restructured loans (2)	11,683	5,699
Other real estate owned	912	1,413
Repossessed assets	4	—

Asset Quality Ratios:
Nonaccruing loans to total loans	0.49%	0.99%
Allowance for loan losses to nonaccruing loans	146.54	80.22
Allowance for loan losses to nonperforming assets	84.48	65.83
Allowance for loan losses to total loans	0.72	0.80
Nonperforming assets to total assets	0.45	0.65
Net charge-offs (recoveries) to average loans	0.18	0.03

Capital Ratios:
Shareholders’ equity to total assets	12.39	12.33
Common equity tier 1 capital	14.19	15.90
Tier 1 risk-based capital	15.61	17.43
Total risk-based capital	18.65	20.75
Tier 1 leverage capital	10.46	11.06
Period end tangible equity to period end tangible assets (3)	9.40	9.05
Average shareholders’ equity to average total assets	12.21	12.01

(1)	Excludes PCI loans measured at fair value at acquisition if the timing and amount of cash flows expected to be collected from those sales can be reasonably estimated.

(2)	Includes $0.8 million and $3.2 million in PCI loans restructured as of September 30, 2019 and September 30, 2018, respectively.

(3)
Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	September 30, 2019			June 30, 2019
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,477,187	$43,780	5.00%	$3,387,323	$43,559	5.16%
Loans held for sale	2,497	26	4.13%	1,965	21	4.29%
Securities:
Taxable investment securities (2)	3,000	26	3.44%	3,000	27	3.61%
Tax-exempt investment securities (2)	555,835	5,328	3.80%	459,996	4,513	3.94%
Mortgage-backed and related securities (2)	1,660,331	12,569	3.00%	1,680,109	13,246	3.16%
Total securities	2,219,166	17,923	3.20%	2,143,105	17,786	3.33%
Federal Home Loan Bank stock, at cost, and equity investments	57,108	422	2.93%	52,311	440	3.37%
Interest earning deposits	26,746	206	3.06%	66,017	411	2.50%
Federal funds sold	—	—	—	3,365	39	4.65%
Total earning assets	5,782,704	62,357	4.28%	5,654,086	62,256	4.42%
Cash and due from banks	73,815			78,757
Accrued interest and other assets	570,657			534,835
Less: Allowance for loan losses	(24,938)			(24,838)
Total assets	$6,402,238			$6,242,840
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$367,615	270	0.29%	$365,205	262	0.29%
Certificates of deposits	1,118,410	6,011	2.13%	1,119,464	5,861	2.10%
Interest bearing demand accounts	1,966,764	5,085	1.03%	1,969,593	5,334	1.09%
Total interest bearing deposits	3,452,789	11,366	1.31%	3,454,262	11,457	1.33%
Federal Home Loan Bank borrowings	881,088	4,647	2.09%	755,748	3,899	2.07%
Subordinated notes, net of unamortized debt issuance costs	98,511	1,425	5.74%	98,469	1,410	5.74%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,248	685	4.51%	60,247	718	4.78%
Other borrowings	13,401	59	1.75%	14,530	57	1.57%
Total interest bearing liabilities	4,506,037	18,182	1.60%	4,383,256	17,541	1.61%
Noninterest bearing deposits	1,020,325			1,014,746
Accrued expenses and other liabilities	72,923			73,494
Total liabilities	5,599,285			5,471,496
Shareholders’ equity	802,953			771,344
Total liabilities and shareholders’ equity	$6,402,238			$6,242,840
Net interest income (FTE)		$44,175			$44,715
Net interest margin (FTE)			3.03%			3.17%
Net interest spread (FTE)			2.68%			2.81%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2019 and June 30, 2019, loans totaling $17.1 million and $16.4 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2019			December 31, 2018
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,296,665	$42,210	5.19%	$3,289,840	$41,320	4.98%
Loans held for sale	611	7	4.65%	633	8	5.01%
Securities:
Taxable investment securities (2)	3,000	28	3.79%	13,066	103	3.13%
Tax-exempt investment securities (2)	659,187	5,732	3.53%	722,162	7,828	4.30%
Mortgage-backed and related securities (2)	1,647,564	12,474	3.07%	1,434,982	10,394	2.87%
Total securities	2,309,751	18,234	3.20%	2,170,210	18,325	3.35%
Federal Home Loan Bank stock, at cost, and equity investments	53,764	355	2.68%	44,304	393	3.52%
Interest earning deposits	64,690	386	2.42%	36,098	411	4.52%
Federal funds sold	7,635	47	2.50%	16,967	97	2.27%
Total earning assets	5,733,116	61,239	4.33%	5,558,052	60,554	4.32%
Cash and due from banks	83,147			79,544
Accrued interest and other assets	513,738			452,257
Less: Allowance for loan losses	(27,060)			(26,231)
Total assets	$6,302,941			$6,063,622
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$360,664	258	0.29%	$361,407	257	0.28%
Certificates of deposit	1,154,203	5,697	2.00%	1,123,101	5,170	1.83%
Interest bearing demand accounts	1,982,891	5,286	1.08%	1,968,786	4,908	0.99%
Total interest bearing deposits	3,497,758	11,241	1.30%	3,453,294	10,335	1.19%
Federal Home Loan Bank borrowings	816,389	4,457	2.21%	612,134	3,066	1.99%
Subordinated notes, net of unamortized debt issuance costs	98,428	1,400	5.77%	98,385	1,431	5.77%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,246	729	4.91%	60,245	699	4.60%
Other borrowings	16,788	75	1.81%	16,405	81	1.96%
Total interest bearing liabilities	4,489,609	17,902	1.62%	4,240,463	15,612	1.46%
Noninterest bearing deposits	986,343			1,034,556
Accrued expenses and other liabilities	89,768			47,234
Total liabilities	5,565,720			5,322,253
Shareholders’ equity	737,221			741,369
Total liabilities and shareholders’ equity	$6,302,941			$6,063,622
Net interest income (FTE)		$43,337			$44,942
Net interest margin (FTE)			3.07%			3.21%
Net interest spread (FTE)			2.71%			2.86%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of March 31, 2019 and December 31, 2018, loans totaling $17.7 million and $35.8 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2018
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,286,664	$40,396	4.88%
Loans held for sale	1,841	25	5.39%
Securities:
Taxable investment securities (2)	4,285	36	3.33%
Tax-exempt investment securities (2)	795,397	8,132	4.06%
Mortgage-backed and related securities (2)	1,418,114	10,086	2.82%
Total securities	2,217,796	18,254	3.27%
Federal Home Loan Bank stock, at cost, and equity investments	54,216	377	2.76%
Interest earning deposits	77,977	414	2.11%
Federal funds sold	16,072	77	1.90%
Total earning assets	5,654,566	59,543	4.18%
Cash and due from banks	78,623
Accrued interest and other assets	477,737
Less: Allowance for loan losses	(25,646)
Total assets	$6,185,280
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$362,405	258	0.28%
Certificates of deposit	1,173,672	4,744	1.60%
Interest bearing demand accounts	1,953,904	4,495	0.91%
Total interest bearing deposits	3,489,981	9,497	1.08%
Federal Home Loan Bank borrowings	654,153	3,108	1.88%
Subordinated notes, net of unamortized debt issuance costs	98,346	1,423	5.74%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,244	684	4.50%
Other borrowings	9,651	30	1.23%
Total interest bearing liabilities	4,312,375	14,742	1.36%
Noninterest bearing deposits	1,064,797
Accrued expenses and other liabilities	48,699
Total liabilities	5,425,871
Shareholders’ equity	759,409
Total liabilities and shareholders’ equity	$6,185,280
Net interest income (FTE)		$44,801
Net interest margin (FTE)			3.14%
Net interest spread (FTE)			2.82%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2018, loans totaling $32.5 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,387,719	$129,549	5.11%	$3,290,925	$119,662	4.86%
Loans held for sale	1,698	54	4.25%	1,727	55	4.26%
Securities:
Taxable investment securities (2)	3,000	81	3.61%	16,707	314	2.51%
Tax-exempt investment securities (2)	557,961	15,573	3.73%	800,998	24,136	4.03%
Mortgage-backed and related securities (2)	1,662,715	38,289	3.08%	1,471,179	31,190	2.83%
Total securities	2,223,676	53,943	3.24%	2,288,884	55,640	3.25%
Federal Home Loan Bank stock, at cost, and equity investments	54,407	1,217	2.99%	58,601	1,202	2.74%
Interest earning deposits	52,345	1,003	2.56%	92,477	1,213	1.75%
Federal funds sold	3,639	86	3.16%	15,202	197	1.73%
Total earning assets	5,723,484	185,852	4.34%	5,747,816	177,969	4.14%
Cash and due from banks	78,539			77,407
Accrued interest and other assets	538,248			481,279
Less: Allowance for loan losses	(25,604)			(23,753)
Total assets	$6,314,667			$6,282,749
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$364,520	790	0.29%	$358,870	650	0.24%
Certificates of deposit	1,130,561	17,569	2.08%	1,173,000	12,942	1.48%
Interest bearing demand accounts	1,973,024	15,705	1.06%	1,981,293	11,937	0.81%
Total interest bearing deposits	3,468,105	34,064	1.31%	3,513,163	25,529	0.97%
Federal Home Loan Bank borrowings	817,978	13,003	2.13%	757,399	9,747	1.72%
Subordinated notes, net of unamortized debt issuance costs	98,470	4,235	5.75%	98,307	4,228	5.75%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,247	2,132	4.73%	60,242	1,911	4.24%
Other borrowings	14,894	191	1.71%	9,018	74	1.10%
Total interest bearing liabilities	4,459,694	53,625	1.61%	4,438,129	41,489	1.25%
Noninterest bearing deposits	1,007,263			1,042,432
Accrued expenses and other liabilities	76,963			47,591
Total liabilities	5,543,920			5,528,152
Shareholders’ equity	770,747			754,597
Total liabilities and shareholders’ equity	$6,314,667			$6,282,749
Net interest income (FTE)		$132,227			$136,480
Net interest margin (FTE)			3.09%			3.17%
Net interest spread (FTE)			2.73%			2.89%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2019 and 2018, loans totaling $17.1 million and $32.5 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)

The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Nine Months Ended
	2019			2018		2019	2018
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$19,792	$18,610	$18,817	$17,381	$20,303	$57,219	$56,757
After-tax amortization expense	853	892	931	970	1,010	2,677	3,148
Adjusted net income available to common shareholders	$20,645	$19,502	$19,748	$18,351	$21,313	$59,896	$59,905

Average shareholders' equity	$802,953	$771,344	$737,221	$741,369	$759,409	$770,747	$754,597
Less: Average intangibles for the period	(216,169)	(217,266)	(218,438)	(219,645)	(220,956)	(217,283)	(222,325)
Average tangible shareholders' equity	$586,784	$554,078	$518,783	$521,724	$538,453	$553,464	$532,272

Return on average tangible common equity	13.96%	14.12%	15.44%	13.95%	15.70%	14.47%	15.05%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$810,453	$787,765	$758,033	$731,291	$752,506	$810,453	$752,506
Less: Intangible assets at end of period	(215,507)	(216,587)	(217,716)	(218,895)	(220,125)	(215,507)	(220,125)
Tangible common shareholders' equity at end of period	$594,946	$571,178	$540,317	$512,396	$532,381	$594,946	$532,381

Total assets at end of period	$6,542,075	$6,372,870	$6,217,196	$6,123,494	$6,105,354	$6,542,075	$6,105,354
Less: Intangible assets at end of period	(215,507)	(216,587)	(217,716)	(218,895)	(220,125)	(215,507)	(220,125)
Tangible assets at end of period	$6,326,568	$6,156,283	$5,999,480	$5,904,599	$5,885,229	$6,326,568	$5,885,229

Period end tangible equity to period end tangible assets	9.40%	9.28%	9.01%	8.68%	9.05%	9.40%	9.05%

Common shares outstanding end of period	33,795	33,749	33,718	33,725	35,160	33,795	35,160
Tangible book value per common share	$17.60	$16.92	$16.02	$15.19	$15.14	$17.60	$15.14

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$42,373	$43,131	$41,125	$42,410	$42,410	$126,629	$129,654
Tax equivalent adjustments:
Loans	641	598	598	599	590	1,837	1,755
Tax-exempt investment securities	1,161	986	1,614	1,933	1,801	3,761	5,071
Net interest income (FTE) (1)	44,175	44,715	43,337	44,942	44,801	132,227	136,480
Noninterest income	11,111	11,254	9,538	10,134	10,022	31,903	30,639
Nonrecurring income (2)	(42)	(557)	171	(66)	741	(428)	1,264
Total revenue	$55,244	$55,412	$53,046	$55,010	$55,564	$163,702	$168,383

Noninterest expense	$29,026	$29,700	$29,627	$30,196	$28,962	$88,353	$89,903
Pre-tax amortization expense	(1,080)	(1,129)	(1,179)	(1,228)	(1,279)	(3,388)	(3,985)
Nonrecurring expense (3)	(33)	(67)	18	(264)	(507)	(82)	(2,972)
Adjusted noninterest expense	$27,913	$28,504	$28,466	$28,704	$27,176	$84,883	$82,946

Efficiency ratio	52.23%	52.95%	56.00%	54.70%	51.11%	53.69%	51.34%
Efficiency ratio (FTE) (1)	50.53%	51.44%	53.66%	52.18%	48.91%	51.85%	49.26%

Average earning assets	$5,782,704	$5,654,086	$5,733,116	$5,558,052	$5,654,566	$5,723,484	$5,747,816

Net interest margin	2.91%	3.06%	2.91%	3.03%	2.98%	2.96%	3.02%
Net interest margin (FTE) (1)	3.03%	3.17%	3.07%	3.21%	3.14%	3.09%	3.17%

Net interest spread	2.55%	2.69%	2.56%	2.68%	2.65%	2.60%	2.73%
Net interest spread (FTE) (1)	2.68%	2.81%	2.71%	2.86%	2.82%	2.73%	2.89%

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.

(2)
These adjustments may include net gain and loss on sale of securities available for sale, loss on fair value hedge, other-than-temporary impairment charges and additional bank owned life insurance income realized as a result of the death benefits for a retired covered officer, in the periods where applicable.

(3)	These adjustments may include acquisition expenses, foreclosure expenses and branch closure expenses, in the periods where applicable.

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